RemedyTemp, Inc.

EXHIBIT 99.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350 CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of RemedyTemp, Inc., a California corporation (the “Company”), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarter ended March 30, 2003 as filed with the Securities and Exchange Commission (the “10-Q Report”) that:

(1)	the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the Information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 13, 2003	/s/ GREG PALMER

Greg Palmer President and Chief Executive Officer RemedyTemp, Inc.

May 13, 2003	/s/ MONTY A. HOUDESHELL

Monty A. Houdeshell Senior Vice President and Chief Financial Officer RemedyTemp, Inc.